EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000
ParkOhio Announces Third Quarter Results
     CLEVELAND, OHIO, November 2, 2009 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its third quarter ended September 30, 2009.
THIRD QUARTER RESULTS
     Net sales were $168.6 million for third quarter 2009, a reduction of 37% from net sales of $266.1 million for third quarter 2008. Net loss for the third quarter of 2009 was $3.2 million, or $(.29) per share dilutive compared to a net loss of $9.1 million, or $(.82) per share dilutive, for third quarter 2008.
NINE MONTHS RESULTS
     Net sales were $513.3 million for the first nine months of 2009, a reduction of 37% from net sales of $819.2 million for the same period of 2008. Net loss was $5.4 million, or $(.50) per share, versus net income of $.1 million, or $.01 per share dilutive, in the same period of 2008.
     Edward F. Crawford, Chairman and Chief Executive Officer, stated, “The most difficult period in the company’s history has been addressed and we look forward to the next 18 months.”
     A conference call reviewing ParkOhio’s third quarter results will be broadcast live over the Internet on Tuesday, November 3, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
     ParkOhio is a leading provider of supply management services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 28 manufacturing sites and 38 supply chain logistics facilities.
     This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
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     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions, including as a result of the current global financial crisis; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
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CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$168,597	$266,148	$513,252	$819,178
Cost of products sold	145,938	226,759	437,402	697,361

Gross profit	22,659	39,389	75,850	121,817
Selling, general and administrative expenses	21,701	28,799	66,537	82,755
Restructuring and impairment charges	0	17,480	0	17,480
Gain on purchase of 8.375% senior subordinated notes	(2,011)	0	(5,107)	0

Operating income (loss)	2,969	(6,890)	14,420	21,582
Interest expense	5,897	6,775	17,996	20,672

Income (loss) before income taxes	(2,928)	(13,665)	(3,576)	910
Income taxes	296	(4,597)	1,838	779

Net (loss) income	($3,224)	($9,068)	($5,414)	$131

Amounts per common share:
Basic	($0.29)	($0.82)	($0.50)	$0.01
Diluted	($0.29)	($0.82)	($0.50)	$0.01

Common shares used in the computation:
Basic	11,011	11,006	10,931	11,081
Diluted	11,011	11,006	10,931	11,605

Other financial data:
EBITDA, as defined	$10,459	$17,618	$35,742	$58,205

Note A—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies.
The following table reconciles net (loss) income to EBITDA, as defined:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net (loss) income	($3,224)	($9,068)	($5,414)	$131
Add back:
Income taxes (benefit)	296	(4,597)	1,838	779
Interest expense	5,897	6,775	17,996	20,672
Depreciation and amortization	4,426	5,586	14,015	15,974
Restructuring and impairment charges	0	18,059	0	18,059
Reserve for customer in bankruptcy	2,139	0	4,154	0
Miscellaneous	925	863	3,153	2,590

EBITDA, as defined	$10,459	$17,618	$35,742	$58,205

Note B—In the first nine months of 2009, the Company recorded a gain of $5.1 million on the purchase of $6.125 million principal amount of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 of which $2.0 million was recorded in the third quarter.
Note C—In the first nine months of 2009 the Company recorded a charge of $4.2 million to reserve for an account receivable from a customer in bankruptcy.
Note D—In the third quarter of 2008, the Company recorded $18.1 million of restructuring and asset impairment charges associated with the weakness and volatility in the automotive markets ($13.8 million in the Aluminum Products segment and $4.3 million in the Manufactured Products segment). Inventory impairment charges of $.6 million were included in Cost of Products Sold and $17.5 were included in Restructuring and impairment charges.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$19,377	$17,825
Accounts receivable, net	122,851	165,779
Inventories	199,171	228,817
Deferred tax assets	9,446	9,446
Unbilled contract revenue	9,151	25,602
Other current assets	9,113	12,818

Total Current Assets	369,109	460,287

Property, Plant and Equipment	253,724	248,474
Less accumulated depreciation	170,514	157,832

Total Property Plant and Equipment	83,210	90,642

Other Assets
Goodwill	4,206	4,109
Other	65,424	64,182

Total Other Assets	69,630	68,291

Total Assets	$521,949	$619,220

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$76,165	$121,995
Accrued expenses	52,556	74,351
Current portion of long-term debt	2,369	8,778
Current portion of other postretirement benefits	2,290	2,290

Total Current Liabilities	133,380	207,414

Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	188,770	198,985
Revolving credit maturing on December 31, 2010	147,800	164,600
Other long-term debt	6,051	2,283
Deferred tax liability	9,090	9,090
Other postretirement benefits and other long-term liabilities	23,580	24,093

Total Long-Term Liabilities	375,291	399,051

Shareholders’ Equity	13,278	12,755

Total Liabilities and Shareholders’ Equity	$521,949	$619,220

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
NET SALES

Supply Technologies	$82,464	$131,668	$242,879	$399,452
Aluminum Products	31,663	35,784	75,656	120,304
Manufactured Products	54,470	98,696	194,717	299,422

	$168,597	$266,148	$513,252	$819,178

INCOME (LOSS) BEFORE INCOME TAXES

Supply Technologies	$2,078	$5,259	$5,509	$16,551
Aluminum Products	(1,337)	(17,557)	(6,793)	(18,674)
Manufactured Products	3,413	10,062	20,498	37,703

	4,154	(2,236)	19,214	35,580
Corporate and Other Costs	(1,185)	(4,654)	(4,794)	(13,998)
Interest Expense	(5,897)	(6,775)	(17,996)	(20,672)

	$(2,928)	$(13,665)	$(3,576)	$910